FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2022 Results

-- Issues Strong 2023 Guidance for Revenue, Adjusted EBITDA and AFFO --

PORTSMOUTH, N.H. – February 23, 2023 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces outstanding financial and operating results for fourth quarter and full year 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"Our record performance reflects the continued strength and resilience of our business model, and we are pleased to report a set of very strong results for the fourth quarter and full year, including all-time record Adjusted EBITDA and continued strength in AFFO," said William L. Meaney, President and CEO of Iron Mountain. "As a result of our team's efforts and our expanded products and solutions, we achieved revenue growth of 14% for the fourth quarter and growth in Adjusted EBITDA of 13% on a constant currency basis, or 10% and 10%, respectively, on a reported basis. On a full year basis, we achieved 17% revenue growth on a constant currency basis, and 14% on a reported basis, with Adjusted EBITDA growth for the full year of 15% on a constant currency basis and 12% on a reported basis. Looking ahead to 2023, we are energized by our growth plans and we are confident in our extraordinary team's ability to continue our mission of delivering value for our customers."

Financial Performance Highlights for the Fourth Quarter and Full Year 2022

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Full Year		Y/Y % Change	
	12/31/22	12/31/21	Reported $	Constant Fx	12/31/22	12/31/21	Reported $	Constant Fx
Storage Rental Revenue	$770	$725	6%	10%	$3,034	$2,870	6%	9%
Service Revenue	$510	$434	17%	22%	$2,070	$1,621	28%	32%
Total Revenue	**$1,279**	**$1,160**	**10%**	**14%**	**$5,104**	**$4,492**	**14%**	**17%**
Net Income	$126	$61	104%		$562	$453	24%	
Reported EPS	$0.42	$0.21	100%		$1.90	$1.55	23%	
Adjusted EPS	$0.43	$0.43	—%		$1.79	$1.51	19%	
Adjusted EBITDA	$472	$431	10%	13%	$1,827	$1,635	12%	15%
Adjusted EBITDA Margin	*36.9%*	*37.1%*	*(20) bps*		*35.8%*	*36.4%*	*(60) bps*	
AFFO	$287	$267	7%		$1,110	$1,012	10%	
AFFO per share	$0.98	$0.92	7%		$3.80	$3.48	9%	

1

- Total reported revenues for the fourth quarter were $1.3 billion, compared with $1.2 billion in the fourth quarter of 2021, an increase of 10.3%. Excluding the impact of foreign currency exchange (Fx), total reported revenues increased 14.2% compared to the prior year, driven by a 21.7% increase in service revenue, while storage rental revenue increased 9.7%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic basis, service revenue grew 11.8%. For the full year, total reported revenues increased 13.6%, or 17.0% excluding the impact of Fx.
- Net Income for the fourth quarter was $125.7 million compared with $61.5 million in the fourth quarter of 2021. For the full year, Net Income was $562.1 million, compared with $452.7 million in 2021.
- Adjusted EBITDA for the fourth quarter was $471.9 million, compared with $430.7 million in the fourth quarter of 2021, an increase of 9.6%. On a constant currency basis, Adjusted EBITDA increased by 13.2% in the fourth quarter, driven by the strong increase in Service revenue and productivity benefits. For the full year, Adjusted EBITDA was $1.8 billion, compared with $1.6 billion in 2021, an increase of 11.8%. On a constant currency basis, full year Adjusted EBITDA increased 15.1%.
- FFO (Normalized) per share was $0.74 for the fourth quarter, compared with $0.74 in the fourth quarter of 2021. For the full year, FFO (Normalized) per share was $2.93, compared with $2.76 in 2021, or an increase of 6.4%.
- AFFO was $286.8 million for the fourth quarter, compared with $267.0 million in the fourth quarter of 2021, an increase of 7.4%, driven by improved Adjusted EBITDA, partially offset by increases in interest expense and cash taxes. For the full year, AFFO was $1.1 billion, compared with $1.0 billion in 2021, or an increase of 9.7%.
- AFFO per share was $0.98 for the fourth quarter, compared with $0.92 in the fourth quarter of 2021, an increase of 7.0%, driven by improved Adjusted EBITDA, partially offset by increases in interest expense and cash taxes. For the full year, AFFO per share was $3.80, compared with $3.48 in 2021, or an increase of 9.1%.

Dividend

On February 23, 2023, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first quarter 2023 dividend is payable on April 5, 2023, for shareholders of record on March 15, 2023.

Guidance

Iron Mountain issued full year 2023 guidance; details are summarized in the table below.

2023 Guidance(1)		
($ in millions, except per share data)		
	2023 Guidance	**Y/Y % Change at Midpoint**
Total Revenue	$5,500 - $5,600	~9%
Adjusted EBITDA	$1,940 - $1,975	~7%
AFFO	$1,150 - $1,175	~5%
AFFO Per Share	$3.91 - $4.00	~4%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Senior Manager, Investor Relations Gillian.Tiltman@ironmountain.com Sarah.Barry@ironmountain.com (617) 286-4881 (617) 237-6597 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward- looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Consolidated Balance Sheets (Unaudited; dollars in thousands) 12/31/2022 12/31/2021 ASSETS Current Assets: Cash and Cash Equivalents $141,797 $255,828 Accounts Receivable, Net 1,174,915 961,419 Prepaid Expenses and Other 230,433 224,020 Total Current Assets $1,547,145 $1,441,267 Property, Plant and Equipment: Property, Plant and Equipment $9,025,765 $8,647,303 Less: Accumulated Depreciation (3,910,321) (3,979,159) Property, Plant and Equipment, Net $5,115,444 $4,668,144 Other Assets, Net: Goodwill $4,882,734 $4,463,531 Customer and Supplier Relationships and Other Intangible Assets 1,423,145 1,181,043 Operating Lease Right-of-Use Assets 2,583,704 2,314,422 Other 588,342 381,624 Total Other Assets, Net $9,477,925 $8,340,620 Total Assets $16,140,514 $14,450,031 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $87,546 $309,428 Accounts Payable 469,198 369,145 Accrued Expenses and Other Current Liabilities 1,031,910 1,032,537 Deferred Revenue 328,910 307,470 Total Current Liabilities $1,917,564 $2,018,580 Long-term Debt, Net of Current Portion 10,481,449 8,962,513 Long-term Operating Lease Liabilities, Net of Current Portion 2,429,167 2,171,472 Other Long-term Liabilities 317,376 144,053 Deferred Income Taxes 263,005 223,934 Redeemable Noncontrolling Interests 95,160 72,411 Total Long-term Liabilities $13,586,157 $11,574,383 Total Liabilities $15,503,721 $13,592,963 Equity Total Equity $636,793 $857,068 Total Liabilities and Equity $16,140,514 $14,450,031 5

Quarterly Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Revenues:					
Storage Rental	$769,457	$760,370	1.2 %	$725,177	6.1 %
Service	509,592	526,575	(3.2)%	434,410	17.3 %
Total Revenues	**$1,279,049**	**$1,286,945**	**(0.6)%**	**$1,159,587**	**10.3 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$539,982	$546,041	(1.1)%	$479,078	12.7 %
Selling, General and Administrative	279,161	285,299	(2.2)%	262,461	6.4 %
Depreciation and Amortization	190,649	175,077	8.9 %	173,277	10.0 %
Acquisition and Integration Costs	9,653	5,554	73.8 %	9,349	3.3 %
Restructuring and Other Transformation	38,551	3,382	n/a	76,740	(49.8)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(27,144)	(14,170)	91.6 %	(37,720)	(28.0)%
Total Operating Expenses	**$1,030,852**	**$1,001,183**	**3.0 %**	**$963,185**	**7.0 %**
Operating Income (Loss)	**$248,197**	**$285,762**	**(13.1)%**	**$196,402**	**26.4 %**
Interest Expense, Net	136,748	121,767	12.3 %	104,510	30.8 %
Other (Income) Expense, Net	(31,597)	(52,870)	(40.2)%	7,214	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$143,046**	**$216,865**	**(34.0)%**	**$84,678**	**68.9 %**
Provision (Benefit) for Income Taxes	17,392	23,934	(27.3)%	23,217	(25.1)%
Net Income (Loss)	**$125,654**	**$192,931**	**(34.9)%**	**$61,461**	**104.4 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	3,216	767	n/a	(187)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$122,437**	**$192,164**	**(36.3)%**	**$61,648**	**98.6 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.42	$0.66	(36.4)%	$0.21	100.0 %
Diluted	$0.42	$0.66	(36.4)%	$0.21	100.0 %
Weighted Average Common Shares Outstanding - Basic	291,227	290,937	0.1 %	290,064	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,892	292,552	0.1 %	291,811	0.4 %

6

Full Year Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) Full Year 2022 Full Year 2021 % Change Revenues: Storage Rental $3,034,023 $2,870,119 5.7 % Service 2,069,551 1,621,412 27.6 % Total Revenues $5,103,574 $4,491,531 13.6 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,189,120 $1,887,229 16.0 % Selling, General and Administrative 1,140,577 1,022,559 11.5 % Depreciation and Amortization 727,595 680,422 6.9 % Acquisition and Integration Costs 47,746 12,764 n/a Restructuring and Other Transformation 41,933 206,426 (79.7) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (93,268) (172,041) (45.8) % Total Operating Expenses $4,053,703 $3,637,359 11.4 % Operating Income (Loss) $1,049,871 $854,172 22.9 % Interest Expense, Net 488,014 417,961 16.8 % Other (Income) Expense, Net (69,781) (192,804) (63.8) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $631,638 $629,015 0.4 % Provision (Benefit) for Income Taxes 69,489 176,290 (60.6) % Net Income (Loss) $562,149 $452,725 24.2 % Less: Net Income (Loss) Attributable to Noncontrolling Interests 5,168 2,506 106.2 % Net Income (Loss) Attributable to Iron Mountain Incorporated $556,981 $450,219 23.7 % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $1.92 $1.56 23.1 % Diluted $1.90 $1.55 22.6 % Weighted Average Common Shares Outstanding - Basic 290,812 289,457 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,444 290,975 0.5% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Net Income	**$125,654**	**$192,931**	**(34.9)%**	**$61,461**	**104.4 %**
Add / (Deduct):					
Interest Expense, Net	136,748	121,767	12.3 %	104,510	30.8 %
Provision (Benefit) for Income Taxes	17,392	23,934	(27.3)%	23,217	(25.1)%
Depreciation and Amortization	190,649	175,077	8.9 %	173,277	10.0 %
Acquisition and Integration Costs	9,653	5,554	73.8 %	9,349	3.3 %
Restructuring and Other Transformation	38,551	3,382	n/a	76,740	(49.8)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(27,144)	(14,170)	91.6 %	(37,720)	(28.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(34,455)	(56,226)	(38.7)%	3,255	n/a
Stock-Based Compensation Expense	10,938	14,326	(23.7)%	15,088	(27.5)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,937	2,859	37.7 %	1,557	152.9 %
Adjusted EBITDA	**$471,923**	**$469,434**	**0.5 %**	**$430,734**	**9.6 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring and Other Transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) Full Year 2022 Full Year 2021 % Change Net Income $562,149 $452,725 24.2 % Add / (Deduct): Interest Expense, Net 488,014 417,961 16.8 % Provision (Benefit) for Income Taxes 69,489 176,290 (60.6) % Depreciation and Amortization 727,595 680,422 6.9 % Acquisition and Integration Costs 47,746 12,764 n/a Restructuring and Other Transformation 41,933 206,426 (79.7) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate) (93,268) (172,041) (45.8) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (83,268) (205,746) (59.5) % Stock-Based Compensation Expense 56,861 61,001 (6.8) % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 9,806 4,897 100.2 % Adjusted EBITDA $1,827,057 $1,634,699 11.8% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.42**	**$0.66**	**(36.4)%**	**$0.21**	**100.0 %**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	0.02	73.6 %	0.03	9.9 %
Restructuring and Other Transformation	0.13	0.01	n/a	0.26	(49.4)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.09)	(0.05)	91.3 %	(0.13)	(28.7)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.12)	(0.19)	(38.8)%	0.01	n/a
Stock-Based Compensation Expense	0.04	0.05	(23.7)%	0.05	(25.3)%
Non-Cash amortization related to derivative instruments	0.03	—	—	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.02)	(0.01)	34.9 %	(0.01)	85.4 %
Net Income Attributable to Noncontrolling Interests	0.01	—	—	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.43**	**$0.48**	**(10.4)%**	**$0.43**	**0.2 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters and years ended December 31, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021 was 15.2%, 16.5% and 17.7% respectively.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted Earnings per Share ("Adjusted EPS") as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and Other Transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; and (vii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share Full Year 2022 Full Year 2021 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.90 $1.55 22.9 % Add / (Deduct): Acquisition and Integration Costs 0.16 0.04 n/a Restructuring and Other Transformation 0.14 0.71 (79.8) % Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets 0.02 — — (Gain) Loss on Disposal/Write-Down of PP&E, Net (0.31) (0.59) (47.6) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (0.28) (0.71) (59.9) % Stock-Based Compensation Expense 0.19 0.21 (7.4) % Non-Cash amortization related to derivative instruments 0.03 — — Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.08) 0.28 (129.8) % Net Income Attributable to Noncontrolling Interests 0.02 0.01 76.7 % Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.79 $1.51 18.6% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters and years ended December 31, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted Earnings per Share ("Adjusted EPS") for the year-to-date periods ended December 31, 2022 and 2021 was 15.2% and 17.7%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
Net Income	**$125,654**	**$192,931**	**(34.9)%**	**$61,461**	**104.4 %**
Add / (Deduct):					
Real Estate Depreciation (1)	78,902	74,652	5.7 %	77,423	1.9 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(29,629)	(15,666)	89.1 %	(36,859)	(19.6)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,106	3,687	38.5 %	10,910	(53.2)%
FFO (Nareit)	**$180,033**	**$255,604**	**(29.6)%**	**$112,935**	**59.4 %**
Add / (Deduct):					
Acquisition and Integration Costs	9,653	5,554	73.8 %	9,349	3.3 %
Restructuring and Other Transformation	38,551	3,382	n/a	76,740	(49.8)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,138	2,616	(18.3)%	(861)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(34,455)	(56,226)	(38.7)%	3,255	n/a
Stock-Based Compensation Expense	10,938	14,326	(23.7)%	15,088	(27.5)%
Non-Cash amortization related to derivative instruments	9,100	—	—	—	—
Real Estate Financing Lease Depreciation	2,970	3,020	(1.7)%	3,844	(22.7)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(5,043)	(5,184)	(2.7)%	(3,586)	40.6 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	2,297	223	n/a	(8)	n/a
FFO (Normalized)	**$216,182**	**$223,315**	**(3.2)%**	**$216,757**	**(0.3)%**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.61	$0.87	(29.9)%	$0.39	56.4 %
FFO (Normalized)	$0.74	$0.76	(2.6)%	$0.74	—
Weighted Average Common Shares Outstanding - Basic	291,227	290,937	0.1 %	290,064	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,892	292,552	0.1 %	291,811	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) Loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q4 2022	Q3 2022	Q/Q % Change	Q4 2021	Y/Y % Change
FFO (Normalized)	**$216,182**	**$223,315**	**(3.2)%**	**$216,757**	**(0.3)%**
Add / (Deduct):					
Non-Real Estate Depreciation	46,486	36,458	27.5 %	36,535	27.2 %
Amortization Expense (1)	45,453	46,764	(2.8)%	36,181	25.6 %
Amortization of Deferred Financing Costs	4,508	4,472	0.8 %	4,078	10.5 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	2,587	1,851	39.7 %	2,274	13.8 %
Non-Cash Rent Expense (Income)	6,024	5,522	9.1 %	2,165	178.2 %
Reconciliation to Normalized Cash Taxes	916	7,366	(87.6)%	13,009	(93.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	974	1,193	(18.3)%	1,747	(44.2)%
Less:					
Recurring Capital Expenditures	36,340	38,972	(6.8)%	45,714	(20.5)%
AFFO	**$286,791**	**$287,971**	**(0.4)%**	**$267,032**	**7.4 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$0.98	$0.98	(0.5)%	$0.92	7.0 %
Weighted Average Common Shares Outstanding - Basic	291,227	290,937	0.1 %	290,064	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,892	292,552	0.1 %	291,811	0.4 %

(1) Includes Customer and Supplier Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value, intake costs, acquisitions of customer and supplier relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) Full Year 2022 Full Year 2021 % Change Net Income $562,149 $452,725 24.2 % Add / (Deduct): Real Estate Depreciation (1) 307,895 307,717 0.1% (Gain) Loss on Sale of Real Estate, Net of Tax (94,059) (142,892) (34.2) % Data Center Lease-Based Intangible Assets Amortization (2) 16,955 42,333 (59.9) % FFO (Nareit) $792,940 $659,883 20.2 % Add / (Deduct): Acquisition and Integration Costs 47,746 12,764 n/a Restructuring and Other Transformation 41,933 206,426 (79.7) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 1,564 (4) (141.7) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (83,268) (205,746) (59.5) % Stock-Based Compensation Expense 56,861 61,001 (6.8) % Non-Cash amortization related to derivative instruments 9,100 — — Real Estate Financing Lease Depreciation 13,197 14,635 (9.8) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (25,190) 56,822 (144.3) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures 2,874 (38) n/a FFO (Normalized) $857,757 $801,996 7.0 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $2.71 $2.27 19.6 % FFO (Normalized) $2.93 $2.76 6.4 % Weighted Average Common Shares Outstanding - Basic 290,812 289,457 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,444 290,975 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) Full Year 2022 Full Year 2021 % Change FFO (Normalized) $857,757 $801,996 7.0 % Add / (Deduct): Non-Real Estate Depreciation 157,892 142,720 10.6 % Amortization Expense (1) 191,043 142,278 34.3 % Amortization of Deferred Financing Costs 18,044 16,548 9.0 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 8,119 8,852 (8.3) % Non-Cash Rent Expense (Income) 19,056 15,256 24.9 % Reconciliation to Normalized Cash Taxes (3,622) 27,801 (113.0) % Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 4,135 4,649 (11.1) % Less: Recurring Capital Expenditures 142,496 148,201 (3.8) % AFFO $1,109,930 $1,011,899 9.7 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $3.80 $3.48 9.1 % Weighted Average Common Shares Outstanding - Basic 290,812 289,457 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,444 290,975 0.5% (1) Includes Customer and Supplier Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions. 15